                                                                     Exhibit 3.1

                        CERTIFICATE OF INCORPORATION OF
                            VIEW TECH DELAWARE, INC.


                                   ARTICLE I

          The name of this corporation is View Tech Delaware, Inc.

                                   ARTICLE II

          The address of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

          (A) Classes of Stock.  This corporation is authorized to issue two
              ----------------
classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Twenty Five Million (25,000,000) shares. Twenty Million (20,000,000) shares shall be Common Stock, par value $.0001 per share and Five Million (5,000,000) shares shall be Preferred Stock, par value $.0001 per share.

          (B) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Certificate of Incorporation, to fix or alter the divided rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                 ARTICLE V

          The name and mailing address of the incorporator is William M. McKay, View Tech, Inc., 950 Flynn Road, Camarillo, CA 93012.

                                   ARTICLE VI

          Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the bylaws of the corporation.

                                  ARTICLE VII

          The number of directors of the corporation shall be fixed from time to time by, or in the manner provided in, the bylaws or amendment thereof duly adopted by the Board of Directors or by the stockholders. The directors of the corporation shall be divided into three classes; the terms of office of those of the first class to expire at the annual meeting next ensuing; of the second class one year thereafter; of the third class two years thereafter; and at each annual election held after such classification and election, directors shall be chosen for a full term, as the case may be, to succeed those whose terms expire.

                                  ARTICLE VIII

          Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

                                   ARTICLE IX

          Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation.

                                   ARTICLE X

          A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporation action further eliminating or limiting the personal liability of directors then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

          Any repeal or modification of the foregoing provisions of this Article X by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                   ARTICLE XI

          The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          IN WITNESS WHEREOF, the undersigned has signed this Certificate this 31st day of October, 1996.


                                 /s/ William M. McKay
                                 ------------------------------
                                 William M. McKay, Incorporator

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


          THIS AGREEMENT AND PLAN OF MERGER dated as of November 27, 1996 ("PLAN") involves VIEW TECH DELAWARE, INC., a Delaware corporation ("VIEW TECH-DEL") and VIEW TECH, INC., a California corporation ("VIEW TECH"). View Tech-Del and View Tech are sometimes referred to herein as the "CONSTITUENT CORPORATIONS."

                                    RECITALS
                                    --------

     A. View Tech-Del is a corporation duly organized and existing under the laws of the State of Delaware.

     B. View Tech is a corporation duly organized and existing under the laws of the State of California.

     C. The authorized capital stock of View Tech-Del consists of Twenty Million (20,000,000) shares of Common Stock, $.0001 par value per share ("VIEW TECH-DEL COMMON STOCK"), of which One Thousand (1,000) shares are issued and outstanding, and Five Million (5,000,000) shares of Preferred Stock, $.0001 par value per share, of which no shares are issued and outstanding. View Tech is the sole shareholder of View Tech-Del.

     D. The authorized capital stock of View Tech consists of Ten Million (10,000,000) shares of Common Stock, par value $.01 ("VIEW TECH COMMON STOCK"), and Five Million shares of Preferred Stock, par value $.01. Three Million, Three Hundred Ninety-Three Thousand, Four Hundred Thirty-Eight (3,393,438) shares of View Tech Common Stock are issued and outstanding. There are also outstanding options for the purchase of One Million, One Hundred Thirty-Nine Thousand, One Hundred (1,139,100) shares or View Tech Common Stock (the "VIEW TECH OPTIONS") and warrants covering Eight Hundred Seventy Thousand (870,000) shares of View Tech Common Stock (the "VIEW TECH WARRANTS").

     E. The board of directors of View Tech has determined that, for the purpose of effecting the reincorporation of View Tech in the State of Delaware, it is advisable and in the best interests of View Tech that it merge with and into View Tech-Del upon the terms and conditions herein provided.

     F. The respective boards of directors of View Tech and View Tech-Del have resolved that View Tech be merged under and pursuant to the General Corporation Law of the State of Delaware and the General Corporation Law of the State of California into a single corporation existing under the laws of the State of Delaware.

     G. The respective boards of directors of View Tech-Del and View Tech have approved the merger upon the terms and conditions set forth herein and have approved this Plan and the boards of directors of View Tech-Del and View Tech have directed that this Plan be submitted to a vote of their respective stockholders.

     NOW THEREFORE, each Constituent Corporation adopting this Plan agrees as follows:

1.       MERGER
         ------

         1.1  Merger
              ------

         Subject to Paragraph 4.2 below, and in accordance with the provisions of this Plan, the Delaware General Corporation Law and the California General Corporation Law, View Tech shall be, at the Effective Date (as defined in Paragraph 1.2 below), merged with and into View Tech-Del ("MERGER"), and the separate existence of View Tech shall cease and View Tech-Del shall be the surviving corporation (the "SURVIVING CORPORATION") and the capital stock of View Tech-Del shall be the capital stock of the surviving corporation (e.g., View Tech-Del Common Stock to become the "SURVIVING CORPORATION'S COMMON STOCK").

         1.2  Filing and Effectiveness
              ------------------------

         The Merger shall become effective when this Plan, together with the resolution of the Board of Directors of View Tech adopting and approving same, shall have been filed with the Secretary of State of the State of Delaware (the "EFFECTIVE DATE OF MERGER").

         For purposes of California Law, the Merger shall become effective as to View Tech on the Effective Date of the Merger, upon such filing in California as is required by Sections 1108 and 1110 of the General Corporation Law of California, which filing will be made by View Tech and/or View Tech-Del, as applicable.

         1.3  Certificate of Incorporation
              ----------------------------

         Except for the change of the name of the Surviving Corporation as provided in this paragraph 1.3, the Certificate of Incorporation of View Tech-Del as in effect immediately prior to the Effective Date of Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law. From and after the Effective Date of Merger, the Certificate of Incorporation of View Tech-Del shall be amended by deleting Article FIRST in its entirety and substituting in lieu thereof the following:
"FIRST: The name of this Corporation is View Tech, Inc."

         1.4  Bylaws
              ------

         The Bylaws of View Tech-Del as in effect immediately prior to the Effective Date of Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

         1.5  Agreements
              ----------

         All agreements to which View Tech is a party and which are in effect immediately prior to the Effective Date of Merger shall continue in full force and effect and shall be assumed in their entirety by the Surviving Corporation as of the Effective Date of Merger.

         1.6  Directors and Officers
              ----------------------

         The directors and officers of View Tech-Del immediately prior to the Effective Date of Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until otherwise as provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

         1.7  Effect of Merger
              ----------------

         Upon the Effective Date of Merger, the separate existence of View Tech shall cease and View Tech-Del, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of Merger, shall be subject to all actions previously taken by the View Tech board of directors and shall succeed, without other transfer, to all of the assets, rights, powers and property of View Tech in the manner as more fully set forth in Section 259 of the Delaware General Corporation Law, and (ii) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to he Effective Date of Merger and shall succeed, without other transfer, to all of the debts, liabilities and obligations of View Tech in the same manner as if View Tech-Del had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.

2.  MANNER OF CONVERSION OF STOCK
    -----------------------------

         2.1  View Tech Securities
              --------------------

         Upon the Effective Date of Merger, each share of View Tech Common Stock, no par value, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the holders of such shares or any other person, be converted into and exchanged for one fully paid and nonassessable share of Common Stock, $.0001 par value per share, of the Surviving Corporation, and all View Tech Options and all View Tech Warrants outstanding immediately prior to the Merger will be assumed by View Tech Delaware, and will continue to have, and be subject to, the same terms and conditions of each such option and as set forth in View Tech's employee stock option plan, if applicable, immediately prior to the Merger, except that such options and warrants will be exercisable for such number of shares of View Tech Delaware Common Stock as is equal to the number of shares of View Tech Common Stock that were issuable upon exercise of such options and warrants immediately prior to the Merger. No shares of View Tech Preferred Stock are outstanding.

         2.2  View Tech-Del Securities
              ------------------------

         Upon the Effective Date of Merger, each share of View Tech-Del Common Stock, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the holder of such shares or any other person, be cancelled and returned to the status of authorized but unissued shares.


         2.3  Exchange of Certificate
              -----------------------

         After the Effective Date of Merger, each holder of an outstanding certificate formerly representing shares of View Tech Common Stock may at such shareholder's option surrender the same for cancellation to the Surviving Corporation, and each such holder shall be entitled to receive in exchange therefor a certificate representing the number of shares of the Surviving Corporation's Common Stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of View Tech Common Stock shall be deemed for all purposes to represent the number of whole shares of the Surviving Corporation's Common Stock into which such shares of View Tech were converted in the Merger. The registered owner on the books and records of the Surviving Corporation of any such outstanding certificate shall, until such certificate shall have been surrendered for conversion to the Surviving Corporation, have and be entitled to exercise any voting and other rights with respect to, and to receive dividends and other distributions upon, the shares of the Surviving Corporation's Common Stock represented by such outstanding certificate as provided in this paragraph 2.3.

         2.4  Legends
              -------

         Each certificate representing the Surviving Corporation's Common Stock so issued in the Merger shall bear the same legends, if any, with respect to restrictions on transferability as the certificates of View Tech so converted and given in exchange therefor, unless otherwise determined by the board of directors of the Surviving Corporation in compliance with applicable laws.

         2.5  Endorsement of Surrendered Shares
              ---------------------------------

         If any certificate for shares of the Surviving Corporation's Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the party requesting such transfer pay to the Surviving Corporation any transfer or other taxes payable by reason of the issuance of such new certificate in the name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

3.  COVENANTS TO BE PERFORMED PRIOR TO EFFECTIVE DATE OF MERGER
    -----------------------------------------------------------

         3.1  Consents
              --------

         Each of View Tech and View Tech-Del shall use its best efforts to obtain the consent and approval of each person whose consent or approval shall be required in order to permit consummation of the Merger.


         3.2   Governmental Authorizations
               ---------------------------

         Each of View Tech and View Tech-Del shall cooperate in filing any necessary reports or other documents with any federal, state, local or foreign authorities having jurisdiction with respect to the Merger.

4.  GENERAL
    -------

         4.1   Further Assurances
               ------------------

         View Tech-Del and View Tech each covenants and agrees that it will, before, on or after the Effective Date of Merger, take such other actions as may be required by the California General Corporation Law and/or the Delaware General Corporation Law.

         4.2   Abandonment
               -----------

         At any time before the Effective Date of Merger, this Plan may be terminated and the Merger may be abandoned for any reason whatsoever by the board of directors of either View Tech or View Tech-Del or both, notwithstanding the approval of this Plan by the shareholders of View Tech or the stockholders of View Tech-Del or both.

         4.3   Amendment
               ---------

         The boards of directors of the Constituent Corporations may amend this Plan at any time prior to the filing of this Plan (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of the Plan by the stockholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) materially alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Plan if such alteration or change would adversely affect the holders of any class or series thereof of such Constituent Corporation.

         4.4   Registered Office
               -----------------

         The registered office of the Surviving Corporation in the State of Delaware is located at Corporate Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware and Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

         4.5   Plan
               ----

         Copies of this Plan will be on file at the principal place of business of the Surviving Corporation at 950 Flynn Road, Camarillo, California 93012, and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

VIEW TECH, INC.



By:      /s/ Robert G. Hatfield
         -----------------------
         Robert G. Hatfield
Title:   Chief Executive Officer

         The undersigned hereby affirms and acknowledges, under penalties of perjury, that this instrument is the act and deed of View Tech, Inc. and that the facts stated herein are true.



By:      /s/ Robert G. Hatfield
         -----------------------
         Robert G. Hatfield
Title:   Chief Executive Officer



VIEW TECH DELAWARE, INC.



By:      /s/ Robert G. Hatfield
         -----------------------
         Robert G. Hatfield
Title:   Chief Executive Officer

         The undersigned hereby affirms and acknowledges, under penalties of perjury, that this instrument is the act and deed of View Tech Delaware, Inc. and that the facts stated herein are true.



By:      /s/ Robert G. Hatfield
         -----------------------
         Robert G. Hatfield
Title:   Chief Executive Officer

         The undersigned secretary of View Tech, Inc. hereby certifies that this Plan was adopted and approved by the shareholders of View Tech, Inc. at a meeting properly noticed and held on November 26, 1996.



/s/ William M. McKay
----------------------
William M. McKay
Secretary


         The undersigned secretary of View Tech Delaware, Inc. hereby certifies that this Plan was adopted and approved by the sole stockholder of View Tech Delaware, Inc. by written consent dated November 26, 1996.



/s/ William M. McKay
----------------------
William M. McKay
Secretary